PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                             Nine Months Ended
                                                               September 30,
                                                         --------------------------
                                                             2004            2003
                                                         ------------   -----------

Net income...........................................     $ 258,942      $ 250,683
     Add:  Minority interest in income...............        39,898         32,582
     Less:  Minority interests in income which do not
        have fixed charges...........................       (12,681)       (10,031)
                                                         ------------   -----------
Adjusted net income..................................       286,159        273,234
     Interest expense................................           100          1,121
                                                         ------------   -----------
Total earnings available to cover fixed charges......     $ 286,259      $ 274,355
                                                         ============   ===========
 Total fixed charges - interest expense (including
   capitalized interest).............................     $   2,822      $   5,507
                                                         ============   ===========
Cumulative Preferred Stock dividends.................     $ 117,293      $ 107,914
Preferred partnership unit distributions.............        24,907         20,179
                                                         ------------   -----------
Total preferred distributions, prior to EITF Topic D-42     142,200        128,093
     Allocations pursuant to EITF Topic D-42                  6,795          3,397
                                                         ------------   -----------
Total preferred distributions, including EITF Topic D-42  $ 148,995      $ 131,490
                                                         ============   ===========
Total combined fixed charges and preferred
distributions, prior to EITF Topic D-42..............     $ 145,022      $ 133,600
                                                         ============   ===========
Total combined fixed charges and preferred
distributions, including EITF Topic D-42.............     $ 151,817      $ 136,997
                                                         ============   ===========
 Ratio of earnings to fixed charges..................        101.43x         49.82x
                                                         ============   ===========
 Ratio of earnings to combined fixed charges and
   preferred distributions, prior to EITF Topic D-42.          1.97x          2.05x
                                                         ============   ===========
 Ratio of earnings to combined fixed charges and
   preferred distributions, including EITF Topic D-42          1.89x          2.00x
                                                         ============   ===========

                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                               For the Year Ended December 31,
                                                        ---------------------------------------------------------------------------
                                                               2003            2002           2001           2000           1999
                                                         -----------     -----------    -----------    -----------     ------------
                                                                          (amounts in thousands, except ratios)
Net income...........................................     $ 336,653       $ 318,738      $ 324,208      $ 297,088       $ 287,885
     Add:  Minority interest in income...............        43,703          44,087         46,015         38,356          16,006
     Less:  Minority interests in income which do not
        have fixed charges...........................       (13,610)        (14,307)       (11,243)       (10,549)        (13,362)
                                                         -----------     -----------    -----------    -----------     ------------
Adjusted net income..................................       366,746         348,518        358,980        324,895         290,529
     Interest expense................................         1,121           3,809          3,227          3,293           7,971
                                                         -----------     -----------    -----------    -----------     ------------
Total earnings available to cover fixed charges......     $ 367,867       $ 352,327      $ 362,207      $ 328,188       $ 298,500
                                                         ===========     ===========    ===========    ===========     ============
 Total fixed charges - interest expense (including
   capitalized interest).............................     $   7,131       $  10,322      $  12,219      $  13,071       $  12,480
                                                         ===========     ===========    ===========    ===========     ============
Cumulative Preferred Stock dividends.................     $ 146,196       $ 148,926      $ 117,979      $ 100,138       $  94,793
Preferred partnership unit distributions.............        26,906          26,906         31,737         24,859               -
                                                         -----------     -----------    -----------    -----------     ------------
Total preferred distributions, prior to EITF Topic D-42     173,102         175,832        149,716        124,997          94,793
     Allocations pursuant to EITF Topic D-42                  7,120           6,888         14,835              -               -
                                                         -----------     -----------    -----------    -----------     ------------
Total preferred distributions, including EITF Topic D-42  $ 180,222       $ 182,720      $ 164,551      $ 124,997       $  94,793
                                                         ===========     ===========    ===========    ===========     ============
Total combined fixed charges and preferred
distributions, prior to EITF Topic D-42..............     $ 180,233       $ 186,154      $ 161,935      $ 138,068       $ 107,273
                                                         ===========     ===========    ===========    ===========     ============
Total combined fixed charges and preferred
distributions, including EITF Topic D-42.............     $ 187,353       $ 193,042      $ 176,770      $ 138,068       $ 107,273
                                                         ===========     ===========    ===========    ===========     ============
 Ratio of earnings to fixed charges..................         51.59x          34.13x         29.64x         25.11x          23.92x
                                                         ===========     ===========    ===========    ===========     ============
 Ratio of earnings to combined fixed charges and
   preferred distributions, prior to EITF Topic D-42.          2.04x           1.89x          2.24x          2.38x           2.78x
                                                         ===========     ===========    ===========    ===========     ============
 Ratio of earnings to combined fixed charges and
   preferred distributions, including EITF Topic D-42          1.96x           1.83x          2.05x          2.38x           2.78x
                                                         ===========     ===========    ===========    ===========     ============

                                   Exhibit 12

SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (A):


                                                                          Nine Months Ended
                                                                             September 30,
                                                                       -------------------------
                                                                           2004          2003
                                                                       -----------   -----------
                                                                  (amounts in thousands, except ratios)

Net income...........................................................   $ 258,942     $ 250,683
     Less:  (Gain)/Loss on sale of real estate, impairment of real estate assets and real estate investments including
        discontinued operations......................................      (1,286)         (807)
     Less: Our equity share of EITF D-42 charges, impairment
        (gain)/loss on sale of real estate...........................       2,109          (453)
     Add:  Depreciation and amortization.............................     135,515       135,770
     Less:  Depreciation allocable to minority interests.............      (4,851)       (4,740)
     Add:  Depreciation included in equity in earnings of real estate
        entities.....................................................      25,055        20,353
     Add:  Depreciation and amortization included in discontinued
        operations...................................................       1,105         3,179
     Add:  Minority interest - preferred.............................      26,970        20,179
     Add:  Interest expense..........................................         100         1,121
                                                                       -----------   -----------
EBITDA available to cover fixed charges..............................   $ 443,659      $425,285
                                                                       ===========   ===========
 Total fixed charges - interest expense (including capitalized
   interest).........................................................   $   2,822     $   5,507
                                                                       ===========   ===========
Cumulative Preferred Stock dividends.................................   $ 117,293     $ 107,914
Preferred partnership unit distributions.............................      24,907        20,179
                                                                       -----------   -----------
Total preferred distributions, prior to EITF Topic D-42..............     142,200       128,093
     Allocations pursuant to EITF Topic D-42.........................       8,858         3,397
                                                                       -----------   -----------
Total preferred distributions, including EITF Topic D-42.............   $ 151,058     $ 131,490
                                                                       ===========   ===========
Total combined fixed charges and preferred distributions, prior to
EITF Topic D-42......................................................    $ 145,022     $ 133,600
                                                                       ===========   ===========
Total combined fixed charges and preferred distributions, including
EITF Topic D-42......................................................    $ 153,880     $ 136,997
                                                                       ===========   ===========
 Ratio of earnings to fixed charges..................................      157.21x        77.22x
                                                                       ===========   ===========
 Ratio of earnings to combined fixed charges and preferred
   distributions, prior to EITF Topic D-42...........................        3.06x         3.18x
                                                                       ===========   ===========
 Ratio of earnings to combined fixed charges and preferred
   distributions, including EITF Topic D-42..........................        2.88x         3.10x
                                                                       ===========   ===========


SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (A):



                                                                                         For the Year Ended December 31,
                                                                      --------------------------------------------------------------
                                                                          2003         2002       2001         2000         1999
                                                                      ------------  ----------  ----------  ----------  ------------
          (amounts in thousands, except ratios)

Net income...........................................................   $ 336,653   $ 318,738   $ 324,208   $ 297,088    $ 287,885
     Less:  (Gain)/Loss on sale of real estate, impairment of real estate assets and real estate investments including
        discontinued operations......................................      (5,378)      2,541      (4,091)       (576)      (2,154)
     Less: Our equity share of EITF D-42 charges, impairment
        (gain)/loss on sale of real estate...........................        (187)     (3,737)          -      (3,210)           -
     Add:  Depreciation and amortization.............................     184,171     176,766     163,745     146,767      135,695
     Less:  Depreciation allocable to minority interests.............      (6,328)     (8,087)     (7,847)     (7,138)      (9,294)
     Add:  Depreciation included in equity in earnings of real estate
        entities.....................................................      27,753      27,078      25,096      21,825       19,721
     Add:  Depreciation and amortization included in discontinued
        operations...................................................       3,832       4,882       4,316       2,200        2,024
     Add:  Minority interest - preferred.............................      26,906      26,906      31,737      24,859            -
     Add:  Interest expense..........................................       1,121       3,809       3,227       3,293        7,971
                                                                      ------------  ----------  ----------  ----------  ------------
EBITDA available to cover fixed charges..............................   $ 568,543   $ 548,896   $ 540,391   $ 485,108    $ 441,848
                                                                      ============  ==========  ==========  ==========  ============
 Total fixed charges - interest expense (including capitalized
   interest).........................................................   $   7,131   $  10,322   $  12,219   $  13,071    $  12,480
                                                                      ============  ==========  ==========  ==========  ============
Cumulative Preferred Stock dividends.................................   $ 146,196   $ 148,926   $ 117,979   $ 100,138    $  94,793
Preferred partnership unit distributions.............................      26,906      26,906      31,737      24,859            -
                                                                      ------------  ----------  ----------  ----------  ------------
Total preferred distributions, prior to EITF Topic D-42..............     173,102     175,832     149,716     124,997       94,793
     Allocations pursuant to EITF Topic D-42.........................       7,120       6,888      14,835           -            -
                                                                      ------------  ----------  ----------  ----------  ------------
Total preferred distributions, including EITF Topic D-42.............   $ 180,222   $ 182,720   $ 164,551   $ 124,997    $  94,793
                                                                      ============  ==========  ==========  ==========  ============
Total combined fixed charges and preferred distributions, prior to
EITF Topic D-42......................................................   $ 180,233   $ 186,154   $ 161,935   $ 138,068    $ 107,273
                                                                      ============  ==========  ==========  ==========  ============
Total combined fixed charges and preferred distributions, including
EITF Topic D-42......................................................   $ 187,353   $ 193,042   $ 176,770   $ 138,068    $ 107,273
                                                                      ============  ==========  ==========  ==========  ============
 Ratio of earnings to fixed charges..................................      79.73x      53.18x      44.23x      37.11x       35.40x
                                                                      ============  ==========  ==========  ==========  ============
 Ratio of earnings to combined fixed charges and preferred
   distributions, prior to EITF Topic D-42...........................       3.15x       2.95x       3.34x       3.51x        4.12x
                                                                      ============  ==========  ==========  ==========  ============
 Ratio of earnings to combined fixed charges and preferred
   distributions, including EITF Topic D-42..........................       3.03x       2.84x       3.06x       3.51x        4.12x
                                                                      ============  ==========  ==========  ==========  ============


(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, gains on sale of real estate assets and the impact of the application of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

                                   Exhibit 12